Exhibit 10.1


                         Dated 9th day of October, 2006


                                     Form of


                            Director Service Contract


                                     between



                             Global Pharmatech, Inc.



                                       and




                                  Zhenyou Zhang


                              [Chinese Translation]

This Contract was made between the following two parties on 9th October, 2006:
[Chinese Translation] (1) Global Pharmatech, Inc., duly incorporated under the laws of the State of Delaware ("Party A"); and[Chinese Translation]

(2) Zhenyou Zhang, ("Party B"). [Chinese Translation]

Both parties have entered into the following agreement through friendly negotiations on the principle of equality and mutual benefits in order to confirm and regulate the relationship between Party A as the appointor and Party B as the appointee in respect of the service. [Chinese Translation]

                   Article 1 Appointment [Chinese Translation]

1.1 Party A shall appoint Party B as director of Party A's board of directors and Vice Chairman of the Board in accordance with the terms of this Contract. [Chinese Translation]

1.2 Party B agrees to be appointed as director of Party A's board of directors and Vice Charman of the Board in accordance with the terms of this Contract. [Chinese Translation]

                      Article 2 Duties[Chinese Translation]

Party B's duties, powers and responsibilities as director of the Board of Party A and as Vice Chairman of the Board shall be those which are customary for such position, and furthermore specially, shall perform the duties of[Chinese Translation]

2.1 Give opinions on significant events; [Chinese Translation]

2.2 Give opinions on Merge & Acquisition and Financing. [Chinese Translation]

In addition, Party B confirms that he owes a fiduciary and diligence obligation to Party A and that he shall not engage in any activities in competition with Party A's business or carry out any activities detrimental to the interests of Party A. [Chinese Translation]

                   Article 3 Remuneration[Chinese Translation]

3.1 From the Effective Date, the fees to be received by Party B for the performance of his services under this Contract shall be US $2,000.00 per month, to be paid monthly. [Chinese Translation]

3.2 Party B shall be granted Party A's restrictive stocks of 80,000 shares under the terms of the applicable Equity Compensation Plan then in effect, upon the achievement of working goals as determined by the Board.
[Chinese Translation]

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
                 Article 4 Non-Competition[Chinese Translation]

4.1 Unless the relevant competition is made known to the public and (if required) approved by the relevant regulatory authorities, Party B warrants that during the term of his appointment as Party A's director, Party B shall not in any way engage in any business in competition with Party A, or seek any position from any company or individual who competes in business with Party A or subsidiaries and branch companies of Party A ("Party A's Group"), or accept any capacity or position offered by any company or individual who competes in business with any member of Party A's Group. [Chinese Translation]

            Article 5 Confidentiality Liability[Chinese Translation]

5.1 Party B is aware that he will gain access to secret information possessed by members of Party A's Group and/or kept in custody by members of Party A's Group (hereinafter referred to as "Confidential Information") in the performance of his duties hereunder, including but not limited to, documents, materials, data, information, plans and insider information. Party B confirms that such Confidential Information is solely owned by members of Party A's Group and/or is kept in custody by members of Party A's Group. [Chinese Translation]

5.2 Whether during the term of this Contract or within any time after the termination of Party B's appointment as Party A's director and Vice Chairman, Party B warrants that (except such Confidential Information may be disclosed to the public not in violation of the confidentiality undertaking under this Contract): [Chinese Translation]

     (a) Party B shall not divulge or disclose the Confidential Information to any third party in any way, with the exception of any Confidential Information which Party B must disclose to the relevant employees of members of Party A's Group and the professional personnel employed by members of Party A's Group for the performance of his obligations hereunder and any Confidential Information the disclosure of which is authorized by the board of directors or is ordered by a court of competent jurisdiction; [Chinese Translation]

     (b) Party B shall not make use of the Confidential Information in any way for his own benefit or for the benefit of his friends and relatives or any third party without Party A's permission; or [Chinese Translation]

     (c) Party B shall take all necessary measures to prevent the Confidential Information from spreading or disclosure to any third party without Party A's permission. [Chinese Translation]

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
5.3 Upon the expiry of this Contract or earlier termination of Party B's appointment, Party B shall immediately, completely and effectively return to Party A all the information relating to the business of members of Party A's Group (including, but not limited to, Party A's documents, personal notes, records, reports, handbooks, drawings, forms, computer diskettes and tapes) within Party B's possession or under his control whether or not the same was originally supplied to Party B by Party A. [Chinese Translation]

           Article 6 Termination of Appointment [Chinese Translation]

6.1 When any one of the following events occurs to Party B, the appointment relationship between Party A and Party B herein shall be immediately and automatically terminated (unless otherwise decided by the board of directors):
[Chinese Translation]

     (a) Party B is prohibited by any laws, regulations, rules, practice directions or practice rules from taking up the position hereunder or Party B loses the qualifications required by the position hereunder; [Chinese Translation]

     (b) if due to health reasons, Party B is unable to fully perform his duties hereunder for three months; [Chinese Translation]

     (c) Party B commits any serious breach and/or repeated and/or continual breach of any of Party B's obligations hereunder; [Chinese Translation]

     (d) Party B is guilty of any serious misconduct or serious neglect in the discharge of Party B's duties hereunder; [Chinese Translation]

     (e) Party B's actions or omissions bring the name or reputation of Party A or any member of Party A's Group into serious disrepute or prejudices the business interests of Party A or other members of Party A's Group; [Chinese Translation]

     (f) Party B is or has become of unsound mind or shall be or become a patient for the purpose of any laws relating to mental health; [Chinese Translation]

     (g) Party B is sued for criminal liability or convicted of any criminal offence other than an offence which in the reasonable opinion of the board of directors of Party A does not affect Party B's position as appointed herein (bearing in mind the nature of the duties in which Party B is appointed and the capacities in which Party B is appointed); [Chinese Translation]

     (h) Party B is removed from the office of the position by the board of directors of Party A. [Chinese Translation]

     (i) Party B leaves the service according to the articles of association of Party A; or [Chinese Translation]

     (j) Party B fails to attend the board of directors' meeting of Party A in person consecutively for three times. [Chinese Translation]

6.2 In addition to the aforesaid provisions of Article 6.1, Party A may also discharge the appointment relationship between Party A and Party B by giving notice in writing to Party B when any one of the following events occurs:
[Chinese Translation]

     (a) Party B is unable to substantially perform his duties hereunder due to health reasons, within any twelve-month period for a cumulative total of two hundred and sixty-five working days. Then, Party A may at any time discharge Party B from the post by giving Party B a fourteen-day written notice of discharge. [Chinese Translation]

     (b) Party B is in breach of his obligations or the provisions of this Contract and does not repent after warning has been given by Party A. [Chinese Translation]

     (c) Damage or loss has been caused to Party A due to Party B's wilful or material default in the performance of his duties hereunder. [Chinese Translation]

Any delay by Party A in exercising such right of termination shall not constitute a waiver thereof. [Chinese Translation]

6.3 If the appointment relationship between both parties herein is terminated due to the occurrence of any of the events referred to in Article 6.1 or 6.2 above, such termination shall not affect Party A's rights herein against Party B and the provisions of Articles 4 and 5 hereof shall still be applicable. [Chinese Translation]

6.4 Party B shall not, during the continuance of his appointment or within a period of one year after the termination thereof, either on his own behalf or on behalf of any other person, entice away from any member of Party A's Group any employee, worker, manager or director of any member of Party A's Group, whether or not such person would commit any breach of his contract of appointment with any member of Party A's Group by reason of his leaving service. [Chinese Translation]

          Article 7 Effectiveness of the Contract[Chinese Translation]

This Contract shall become effective after signing by both parties. [Chinese Translation]

                Article 8 Additional Clauses[Chinese Translation]

8.1 The heading of each Article hereof is inserted for the purpose of convenience only and shall not prejudice the meaning or construction of the provisions hereof. [Chinese Translation]

8.2 This Contract shall have two copies. Party A and Party B shall each hold one copy which shall have the same effect. [Chinese Translation]



In view of the above, Party A and Party B have signed this Contract. [Chinese Translation]

Party A: [Chinese Translation

For and on behalf of
Global Pharmatech, Inc [Chinese Translation


-------------------------------------
Name: Lianqin Qu [Chinese Translation
Title: Chairwoman of the Board [Chinese Translation


Party B:  Zhenyou Zhang [Chinese Translation

------------------------------------

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